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                                                                    EXHIBIT 99.3

                              MEMCO SOFTWARE LTD.
                          24 Raoul Wallenberg Street
                            Tel Aviv 69719, Israel

          PROXY FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 24, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned shareholder(s) hereby appoints Scott Lenga and Dov Gal and each of them, with full power of substitution, as attorneys and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the ordinary shares which the undersigned is entitled to vote at the Extraordinary General Meeting of Shareholders of Memco Software Ltd. to be held at Memco's offices, 24 Raoul Wallenberg Street, Tel Aviv, Israel, on Wednesday, February 24, 1999, at 8:30 a.m., local time, and at any adjournments thereof, upon the matters as set forth in the Notice of Extraordinary General Meeting of Shareholders and Proxy Statement/Prospectus, receipt of which is hereby acknowledged.

   THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE EXTRAORDINARY GENERAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

           (continued, and to be signed and dated, on reverse side)


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                             FOLD AND DETACH HERE
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                              MEMCO SOFTWARE LTD.

PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.
[_]

The Board of Directors unanimously recommends that you vote FOR Proposal 1.

1. Proposal to ratify the Agreement dated as of August 13,        For  Against
   1998 between Memco Software Ltd. and PLATINUM technology       [_]    [_]
   International, inc. and the Arrangement contemplated therein whereby (a) Memco shall become a wholly owned subsidiary of PLATINUM and (b) the amended articles of association of Memco shall be adopted.

2. Each of the persons named as proxies herein are authorized, in such person's discretion, to vote upon such other matters as may properly come before the Extraordinary
   General Meeting, or any adjournments thereof.

       Date _________________, 1999

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     Signature
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     Signature (if held jointly)

  Please date this Proxy and sign it exactly as your name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If you sign for a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

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                             FOLD AND DETACH HERE

PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE